Exhibit 10.2
DATED 30 September, 2010
GTT-EMEA LTD. (1)
and
SILICON VALLEY BANK (2)

DEBENTURE

Solicitors
Waverley House
7-12 Noel Street London W1F 8GQ DX: 44627 MAYFAIR
Tel: +44 (0) 20 7339 7000 Fax: +44 (0) 20 7339 7001 Web: jgrweb.com

THIS DEBENTURE is dated 30 September, 2010
and made BETWEEN:
(1)	GTT-EMEA LTD., a company incorporated and registered in England and Wales under company number 03580993, whose registered office is at 35 Vine Street, London EC3N 2AA (“the Chargor”); and

(2)	SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, U.S.A. (“the Bank”).
WHEREAS:
(A)	The Bank has agreed to make available jointly to the Chargor, Global Telecom & Technology, Inc (a company incorporated and registered in the State of Delaware, U.S.A. which is the parent company of the Chargor) (“GTTI”), Global Telecom & Technology Americas, Inc (a company incorporated and registered in the State of Virginia, U.S.A. which is a subsidiary of GTTI) (“GTTA”) and WBS Connect LLC (a company incorporated in the State of Colorado, U.S.A.) (“WBS”), under the terms of a loan and security agreement entered into on the date of this Debenture between the Bank, GTTI, GTTA, the Chargor and WBS (“the Loan and Security Agreement”), a revolving loan facility of a maximum amount of $5,000,000 (five million US dollars) and a term loan facility of $10,000,000 (ten million US dollars) (together “the Facilities”).

(B)	It is a condition precedent to the availability of the Facilities that the Chargor enters into this Debenture.
WITNESSES as follows:
1.	Definitions and Interpretation

1.1.	In this Debenture:

“Permitted Encumbrance” means:
(i)	Permitted Liens (as defined in the Loan and Security Agreement);

(ii)	Rental Deposit Agreement dated 8 June 2004 in favour of Frank Blin, John Edward Kitson Smith, Paul Boorman and John Robert Lloyd Berriman; and

(iii)	Rent Deposit Agreement dated 1 June 2009 in favour of Price Waterhouse Coopers LLP.
1.2.	In this Debenture:

1.2.1.	except where the context otherwise requires, a reference to a statute or statutory provision includes a reference to any subordinate legislation made under that statute or statutory provision, to any modification, re-enactment or extension of that statute or statutory provision and to any former statute or statutory provision which it consolidated or re-enacted before the date of this debenture;

1.2.2.	except where the context otherwise requires, a reference to any agreement or document (including the Loan and Security Agreement and this Debenture) includes the same as may have been, or may from time to time be, varied, amended, supplemented, substituted, novated or assigned howsoever fundamentally and whether or not the same results in any increased liability on the part of any person (including in respect of fees or rates of interest);

1.2.3.	except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; references to persons include corporations, partnerships and other unincorporated associations or bodies of persons and vice versa; and

1.2.4.	unless otherwise stated, a reference to a clause or a sub-clause is a reference to a clause or a sub-clause of this Debenture.

1.3.	Headings in this Debenture are for ease of reference only and do not affect the construction of any provision.

2.	Covenant to pay

The Chargor covenants to pay and discharge to the Bank on demand, when the same shall be or become due, all monies obligations and liabilities whatsoever whether for principal, interest (to the date of discharge in full) or otherwise in whatever currency which may now or at any time in the future be due owing or incurred (whether actual or contingent and whether alone, severally or jointly or as principal, guarantor, surety or otherwise and in whatever name or style) by the Chargor to the Bank under or in connection with the Loan and Security Agreement or this Debenture or any of the other Loan Documents (as defined in the Loan and Security Agreement).

3.	Charge

3.1.	The Chargor, with full title guarantee and as a continuing security for the payment or discharge of all monies obligations and liabilities covenanted to be paid or discharged by the Chargor under this Debenture together with all reasonable costs and expenses incurred by the Bank in relation to this Debenture or the monies obligations and liabilities hereby secured, hereby charges:

3.1.1.	by way of first fixed charge:

3.1.1.1.	all freehold leasehold and other immovable property now or in the future belonging or charged to the Chargor together with all buildings, trade and other fixtures, fixed plant and machinery of the Chargor from time to time thereon and the proceeds of sale thereof;

3.1.1.2.	all equipment plant machinery vehicles tools furniture fittings computers and other tangible moveable property now or in the future belonging to the Chargor (or rights to use any of the same) and the full benefit of any warranties or maintenance contracts for any of the same;

3.1.1.3.	all present and future book debts and other debts and other monies due owing payable or incurred to the Chargor now or in the future (“the Debts”) and the benefit of any guarantees, indemnities or other assurances in respect of the Debts and the proceeds of payment or realisation of each of the Debts until the payment of such proceeds into the separate bank account with the Royal Bank of Scotland mentioned in clause 5.2.5 below;

3.1.1.4.	all funds standing to the credit of the Chargor from time to time on any account with the Bank, the Royal Bank of Scotland or any other bank or financial institution and all rights deriving therefrom (including the right to interest);

3.1.1.5.	all stocks shares and other securities now or in the future belonging to the Chargor together with all dividends and other rights deriving therefrom;

3.1.1.6.	all bills of exchange promissory notes and negotiable instruments of any description now or in the future beneficially owned by the Chargor;

3.1.1.7.	all the goodwill of the Chargor and its uncalled capital for the time being;

3.1.1.8.	all rights and interests in and claims under all policies of insurance and assurance held or to be held by or inuring to the benefit of the Chargor and the benefit of all rights and claims to which the Chargor is now or may be entitled under any contracts;

3.1.1.9.	the benefit of all licences, consents and authorisations held or utilised by the Chargor now or in the future in connection with its business or the use of any of its assets; and

3.1.1.10.	the benefit of all patents, patent applications, inventions, trade marks, service marks, designs, design rights, trade names, copyright, know-how and all other intellectual property rights (in each case, whether or not registered) and all applications and rights to apply for registration and all fees royalties and other rights of every kind deriving therefrom now or in the future belonging to the Chargor (“Intellectual Property Rights”); and
3.1.2.	by way of first floating charge the whole of the Chargor’s undertaking and all its property and assets whatsoever and wheresoever present and future other than the property and assets from time to time effectively charged to the Bank by way of legal mortgage or fixed charge by this Debenture.

3.2.	The Bank may, in its sole discretion, convert the floating charge created by clause 3.1.2 at any time by notice in writing to the Chargor into a fixed charge as regards all of the property and assets which for the time being are the subject of such floating charge or, as the case may be, such of the said property and assets as are specified by such notice. The floating charge created by clause 3.1.2 shall subject to the provisions of Paragraph 43 of Schedule A1 to the Insolvency Act 1986 and unless otherwise agreed in writing by the Bank automatically and without notice immediately be converted into a fixed charge in the event that the Chargor shall create or permit to subsist any mortgage charge pledge lien or other security interest other than this Debenture (or as permitted by this Debenture) or if any person takes any step to levy any distress attachment execution or other legal process against any of the said property or assets.

3.3.	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.1.2 of this Debenture which is a “qualifying floating charge” for the purposes of paragraph 14(1) of Schedule B1 to the Insolvency Act 1986.

3.4.	The security from time to time constituted by or pursuant to this Debenture shall be in addition to and shall not prejudice determine or affect any other security which the Bank may from time to time hold for or in respect of all or any part of the monies obligations and liabilities hereby secured. No prior security held by the Bank over the property charged by this Debenture or any part of it shall merge in the security created hereby or pursuant hereto which will remain in force and effect as a continuing security until discharged by the Bank.

4.	Restrictions on Dealing

4.1.	The Chargor shall not without the prior written consent of the Bank;

4.1.1.	create or attempt or agree to create or permit to subsist any mortgage charge (fixed or floating) pledge lien (other than a lien arising by operation of law) or other security interest on any of its assets other than this Debenture and Permitted Encumbrances;

4.1.2.	other than in respect of Permitted Liens and Permitted Investments (as defined in the Loan and Security Agreement) and other than as otherwise specifically permitted in the Loan and Security Agreement, sell assign transfer lease lend or otherwise dispose of the whole or any part of its undertaking or (save for any sale of Inventory (as defined in the Loan and Security Agreement) in the normal course of trading at not less than market value until such time as the floating charge created by clause 3.1.2 has been converted into a fixed charge pursuant to clause 3.2 or by operation of law) of its assets or enter into any agreement or grant any option for any such sale assignment transfer lease loan or other disposal;
4.1.3.	part with possession of any freehold or leasehold property grant or agree to grant any option or any licence tenancy or other right of occupation to any person or exercise the powers of leasing or agreeing to lease or of accepting or agreeing to accept surrenders conferred by Sections 99 and 100 of the Law of Property Act 1925 provided that such restrictions shall not be construed as a limitation on the powers of any receiver appointed under this Debenture and being an agent of the Chargor and the Bank may grant or accept surrenders of leases without restriction at any time after the Bank shall have demanded the payment or discharge of any of the monies obligations and liabilities hereby secured; and

4.1.4.	pull down or remove or redevelop or make any material alteration to the whole or any part of any buildings or sever unfix or remove any fixtures or remove any plant or machinery belonging to or in use by the Chargor except for the purpose of effecting repairs or replacing the same.

5.	Representations, Warranties and Covenants by the Chargor

5.1.	The Chargor represents and warrants to the Bank and undertakes that:

5.1.1.	it has and will at all times have the necessary power and authority to enter into and perform its obligations under this Debenture;

5.1.2.	this Debenture constitutes its legal valid binding and enforceable obligations and is a security over the relevant assets of the Chargor effective in accordance with its terms;

5.1.3.	all necessary authorisations and consents to enable or entitle it to enter into this Debenture and to enable it to carry on its business as it is currently being conducted have been obtained and will remain in full force and effect during the subsistence of the security constituted by this Debenture;

5.1.4.	no Event of Default under Article 8 of the Loan and Security Agreement has occurred and/or is continuing and, so far as the Chargor is aware, no event has occurred which with the giving of notice or lapse of time or both would constitute such an event;

5.1.5.	there are no legal proceedings pending or threatened before any court or tribunal which will adversely affect the Chargor’s financial situation;

5.1.6.	there are no other mortgages charges (fixed or floating) pledges liens or other security interests affecting any of the Chargor’s assets existing at the date of this Debenture (other than Permitted Encumbrances);

5.1.7.	the Chargor is not insolvent (as defined in the Insolvency Act 1986) at the date of this Debenture; and

5.1.8.	all information supplied by the Chargor or its agents to the Bank or its agent on or prior to the date of this Agreement was at the time supplied and remains at the date of this Debenture true, complete and accurate in all respects.

5.2.	The Chargor warrants with the Bank to:

5.2.1.	keep all buildings and all vehicles plant machinery fixtures and fittings owned by the Chargor in good repair and condition and permit any person or persons nominated by the Bank free access at all reasonable times to view the state and condition thereof;

5.2.2.	insure and keep insured such of its property as is insurable with such insurer and against such risks and in such amounts and otherwise in such terms as the Bank may require and will maintain such other insurances as are normally maintained by prudent companies carrying on similar businesses with the interest of the Bank noted upon all policies of such insurance or, if the Bank shall require and if it is reasonably practicable to do so, in the joint names of the Chargor and the Bank and the Chargor will deposit with the Bank all such policies and receipts for all premium and other payments necessary for effecting and maintaining such insurances;

5.2.3.	apply any insurance proceeds in making good the loss or damage or at the Bank’s option in or towards the discharge of the monies obligations and liabilities secured by this Debenture;

5.2.4.	punctually pay all rents taxes duties assessments debts and other outgoings and observe and perform all restrictive and other covenants under which any of the property subject to this Debenture is held;

5.2.5.	(unless and until otherwise instructed by the Bank pursuant to the provisions of the Loan and Security Agreement or otherwise) pay or procure the payment of all monies which it may receive in respect of the Debts only into a separate bank account with the Royal Bank of Scotland (to be used for that purpose only) where the monies therein are held on trust for the Bank and until payment into such an account the Chargor shall in any event hold all such monies on trust for the Bank;

5.2.6.	not allow the bank account mentioned in clause 5.2.5 or any other bank account into which such monies are paid to become overdrawn;

5.2.7.	deal with the Debts (and the proceeds thereof) in accordance with clause 5.2.5 and in accordance with any directions from time to time given in writing by the Bank and in default of and subject to any such directions deal with the same only in the ordinary and proper course of its trading business (and for this purpose the realisation of debts by means of block discounting factoring or the like shall not be regarded as dealing in the ordinary and proper course of its trading business);

5.2.8.	at any time after this Debenture has become enforceable immediately at the request of the Bank execute a legal assignment (in such form as the Bank may require) of any of the Debts to the Bank, give notice thereof to the relevant debtor(s) and take such other steps as the Bank may require to perfect such legal assignment;

5.2.9.	at any time after this Debenture has become enforceable deal with all licence fees royalties and other monies deriving from its intellectual property in accordance with any directions from time to time given in writing by the Bank;

5.2.10.	preserve, maintain and renew as and when necessary all Intellectual Property Rights which are material to the Chargor’s business and conduct its business in such a way as not to endanger or lead to the cancellation or suspension of any such material Intellectual Property Rights or cause any penalty or disqualification;

5.2.11.	subject to the rights of any prior mortgagee and upon the request of the Bank deposit with the Bank all deeds certificates and documents constituting or evidencing title to the property or any part thereof charged by this Debenture (including without limitation all certificates or other documents of title relating to all stocks shares and other securities now or in the future belonging to the Chargor) and all insurance policies;

5.2.12.	comply with the provisions of all present or future statutes and directives and every notice order direction licence consent or permission given or made under any of the foregoing and the requirements of any competent authority so far as any of the same shall relate to its assets or their use or anything done on any property belonging to or occupied by the Chargor;

5.2.13.	provide the Bank with all financial and other information with respect to the assets, liabilities and affairs of the Chargor and its subsidiaries and associated companies (if any) that the Bank may from time to time require subject always to the Bank adhering to any general duties of confidentiality implied by law and the provisions of Section 12.10 of the Loan and Security Agreement in respect of such information.

5.3.	If the Chargor shall fail to satisfy the Bank that it has performed any of its obligations under clause 5.2 then the Bank may take such steps as it considers appropriate to procure the performance of such obligation and shall not thereby be deemed to be a mortgagee in possession and the monies expended by the

Bank shall be reimbursed by the Chargor on demand on a full indemnity basis and be secured on the property charged by this Debenture.
6.	Enforcement

6.1.	This Debenture shall become enforceable:

6.1.1.	upon the occurrence of any Event of Default under Article 8 of the Loan and Security Agreement; or

6.1.2.	upon the presentation of a petition for the winding up of the Chargor the making of an order for the winding up of the Chargor or the passing by the Chargor of a resolution for voluntary winding up save where the winding-up petition is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; or

6.1.3.	if an encumbrancer shall take possession of or a receiver shall be appointed over or any secured creditor of the Chargor shall seek to enforce its security in respect of all or any of the property or assets charged by this Debenture; or

6.1.4.	if a petition is presented or if the Chargor or its directors resolve to present a petition for an administration order in relation to the Chargor or if an administration application is made or filed in relation to the Chargor if a notice of intention to appoint an administrator in relation to the Chargor is given or if any notice of appointment of an administrator in relation to the Chargor is made or filed; or

6.1.5.	if the Chargor shall enter into any composition or arrangement for the benefit of its creditors.

6.2.	Section 103 of the Law of Property Act 1925 shall not apply and the statutory power of sale and all other powers under that or any other Act as varied or extended by this Debenture shall arise on and be exercisable at any time after the execution of this Debenture but the Bank shall not exercise such powers until this Debenture has become enforceable.

6.3.	Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this Debenture.

7.	Receiver

7.1.	At any time after this Debenture has become enforceable or if the Chargor so requests in writing the Bank may without further notice to the Chargor appoint by writing under hand or under seal any one or more persons either singly jointly severally or jointly and severally to be a receiver, receiver and manager or administrative receiver (each a “Receiver”) of all or any part or parts of the property charged by this Debenture and either at the time of appointment or any time thereafter may fix his or their remuneration and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place. This clause shall operate subject to the provisions of Paragraph 43 of Schedule A1 to the Insolvency Act 1986.
7.2.	Any Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for such agent’s acts and defaults and liable under any contracts or engagements made or entered into by such agent and the Bank shall in no way be responsible for such agent’s misconduct, negligence or default.

7.3.	The remuneration of any Receiver shall form part of the sums secured under this Debenture and accordingly shall be secured on such part of the property charged by the debenture in respect of which he has been appointed.

7.4.	Any Receiver shall have all the powers conferred by the Law of Property Act 1925 and the Insolvency Act 1986 on mortgagors mortgagees in possession (but without liability as such) receivers administrative receivers and administrators appointed under those Acts which in the case of joint receivers may be exercised either jointly or severally. In addition, but without prejudice to the generality of the foregoing the Receiver shall have power (in the name of the Chargor or otherwise and in such manner and on such terms and conditions as he shall think fit) to:

7.4.1.	take possession of collect and get in all or any part of the property (or related rents or income) in respect of which he is appointed and for that purpose to take any proceedings;

7.4.2.	carry on or concur in carrying on the business of the Chargor and to raise money from the Bank or others on the security of any property charged by this Debenture;

7.4.3.	purchase or acquire any land and purchase, acquire and grant any interest in or right over land;

7.4.4.	sell or concur in selling let or concur in letting and terminate or accept surrenders of leases or tenancies of any of the property charged by this Debenture in respect of which he has been appointed and to carry any such transactions into effect;

7.4.5.	sell, assign let or otherwise dispose of or concur in selling, assigning, letting or otherwise disposing of all or any of the debts and any other property in respect of which he is appointed;

7.4.6.	make any arrangement or compromise or enter into any contracts between the Chargor and any other person which he may think expedient;

7.4.7.	make and effect all repairs improvement and insurances;

7.4.8.	purchase materials tools equipment goods or supplies;

7.4.9.	call up any uncalled capital of the Chargor with all the powers conferred by the Articles of Association of the Chargor in relation to calls;

7.4.10.	employ engage and appoint managers and other employees and ` professional advisers;

7.4.11.	do all such other acts and things as may be considered to be incidental or conducive to any other matters or powers aforesaid or to the realisation of the security constituted by this Debenture and which he lawfully may or can do.

8.	Application of Proceeds

8.1.	The provisions of Section 109(6) and (8) of the Law of Property Act 1925 shall not apply and any monies received by the Bank or any Receiver shall subject to the repayment of any claims having priority to the charges created by this Debenture be applied in the following order but without prejudice to the right of the Bank to recover any shortfall from the Chargor:

8.1.1.	in the payment of all costs charges and expenses of and incidental to the appointment of the Receiver and the exercise of all or any of his powers and of all outgoings paid by him;

8.1.2.	in the payment of the Receiver’s remuneration;

8.1.3.	in or towards payment of any debts or claims which are by statute payable in preference to money secured by this Debenture;

8.1.4.	in or towards the satisfaction of the monies obligations and liabilities secured by this Debenture in such order as the Bank in its absolute discretion thinks fit;

8.1.5.	in payment of the surplus (if any) to the person or persons entitled to it.

8.2.	All monies received recovered or realised by the Bank under this Debenture may be credited at the discretion of the Bank to any suspense or impersonal account and may be held in such account for so long as the Bank shall think fit pending its application from time to time in or towards the discharge of any of the monies obligations and liabilities secured by this Debenture.

9.	Protection of Third Parties

No person dealing with a Receiver or the Bank shall be concerned to enquire whether any power which he or it is purporting to exercise has become exercisable or whether any money is due under this Debenture or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale by or other dealing with such Receiver or the Bank. All the protection to purchasers contained in Sections 104 and 107 of the Law of

Property Act 1925 shall apply to any person purchasing from or dealing with a Receiver or the Bank.

10.	Entry into Possession

If the Bank or any Receiver shall enter into possession of the property hereby charged or any part thereof it or he may from time to time and at any time go out of such possession. Neither the Bank nor any Receiver shall in any circumstances (either by reason of any entry into or taking of possession of any such property or for any other reason and whether as mortgagee in possession or on any other basis) other than its gross negligence or wilful misconduct be liable to account to the Chargor for anything except its or his actual receipts or be liable to the Chargor for any loss or damage arising from any realisation of the property hereby charged or from any act default or omission in relation thereto.

11.	Power of Attorney

11.1.	The Chargor irrevocably appoints, by way of security, the Bank, any Receiver and any person nominated by the Bank jointly and also severally to be the attorney of the Chargor with the power of substitution and in its name and otherwise on its behalf and as its act and deed, regardless of whether this Debenture has become enforceable, to sign or execute all deeds instruments and documents and do any acts and things which:

11.1.1.	the Chargor is required to sign or execute and/or do under this Debenture; and/or

11.1.2.	any such attorney may require or deem proper for any of the purposes of this Debenture and/or to facilitate the exercise of any of the rights, powers, authorities and/or discretions conferred by this Debenture or by law on the Bank or any Receiver.

11.2.	The Chargor agrees to ratify and confirm anything such attorney shall lawfully and properly do in accordance with this provision.

12.	Appointment of Administrator

12.1.	The Bank may without notice to the Chargor appoint any one or more persons to be an administrator of the Chargor pursuant to paragraph 14 of Schedule B1 of the Insolvency Act 1986 if this debenture becomes enforceable.

12.2.	Any appointment under this clause 12 shall:

12.2.1.	be in writing signed by a duly authorised signatory of the Bank; and

12.2.2.	take effect, in accordance with paragraph 19 of Schedule B1 of the Insolvency Act 1986, when the requirements of paragraph 18 of Schedule B1 of the Insolvency Act 1986 are satisfied.

12.3.	The Bank may (subject to any necessary approval from the court) end the appointment of an Administrator and under this clause 12 appoint a replacement for any Administrator whose appointment ends for any reason.

13.	Currency Indemnity

If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Debenture it becomes necessary to convert into the currency of such jurisdiction (“the Judgment Currency”) any amount due under this Debenture in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day (as defined in the Loan and Security Agreement) before the day on which judgment is given. For this purpose “rate of exchange” means the spot rates at which the Bank will on the relevant date at or about 12 noon UK time sell such currency against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Chargor will on the date of payment pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Debenture in such other currency. Such additional amounts (if any) payable under this Clause will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Debenture.

14.	New Accounts

If the Bank shall at any time receive actual or constructive notice of any charge or other interest affecting any part of the property hereby charged then the Bank may open a new account or accounts for the Chargor and if the Bank does not do so then the Bank shall be treated as if it had in fact done so at the time when it received or was deemed to receive notice and as from that time all payments made by the Chargor to the Bank shall be credited or treated as having been credited to the new account and shall not operate or reduce the amount secured by this Debenture at the time when the Bank received or was deemed to have received such notice.

15.	Further Assurance

The Chargor shall at its own cost whenever requested by the Bank immediately execute and sign all such deeds and documents and do all such things as the Bank may require for the purpose of perfecting or more effectively providing security to the Bank for the payment and discharge of the monies obligations and liabilities secured by this Debenture or to facilitate the realisation of the property and assets mortgaged and charged by this Debenture or the exercise of any rights vested in the Bank or any Receiver.
16.	Set-off

The Bank may at any time after this Debenture has become enforceable and without notice to the Chargor combine or consolidate all or any of the Chargor’s then existing accounts with and liabilities to the Bank and set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Chargor to the Bank on any other account or in any other respects. The Bank shall notify the Chargor that such a transfer has been made.

17.	Costs and Indemnity

17.1.	All costs and expenses incurred by the Bank in relation to this Debenture or the monies obligations and liabilities hereby secured including without limitation and for the avoidance of doubt all amounts the Bank may from time to time require to compensate it for his internal management and administrative costs and expenses shall be reimbursed by the Chargor to the Bank on demand on a full indemnity basis and until so reimbursed shall carry interest at the rate of 3 per cent above the base rate of Barclays Bank Plc from time to time from the date of demand to the date of reimbursement and be secured on the property charged by this Debenture. A certificate signed by the Bank as to the amount of such costs and expenses shall be conclusive and binding upon the Chargor.

17.2.	The Bank and every Receiver attorney or other person appointed by the Bank under this Debenture and their respective employees (“the Indemnified Persons”) shall be entitled to be indemnified on a full indemnity basis out of the property charged by this Debenture in respect of all liabilities and expenses incurred by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers authorities or discretions vested in them under this Debenture and against all actions proceedings losses costs claims and demands (save where the same is due to the gross negligence or wilful misconduct of any of the Indemnified Persons) in respect of any matter or thing done or omitted in any way relating to the property charged by this Debenture and the Bank and any such Receiver may retain and pay all sums in respect of the same out of the monies received under the powers conferred by this Debenture.

18.	Miscellaneous

18.1.	The Bank may without discharging or in any way affecting the security created by this Debenture or any remedy of the Bank grant time or other indulgence or abstain from exercising or enforcing any remedies securities guarantees or other rights which it may now or in the future have from or against the Chargor and may make any arrangement variation or release with any person or persons without prejudice either to this Debenture or the liability of the Chargor for the monies obligations and liabilities secured by this Debenture.
18.2.	The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Debenture and the expression ‘the Bank’ shall include its successors and assigns and the Bank shall be entitled to disclose any information relating to the Chargor and/or its obligations and liabilities under this Debenture and/or under the Loan and Security Agreement and/or under any of the other Loan Documents (as defined in the Loan and Security Agreement) to any actual or prospective assignee successor or participant.

18.3.	The Chargor shall not and shall not purport to assign, transfer or otherwise dispose of any of its rights or obligations under this Debenture.

18.4.	The provisions of this Debenture shall be severable and if at any time any one or more such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions shall not in any way be impaired.

18.5.	The rights and remedies of the Bank provided by this Debenture are cumulative and are not exclusive of any rights powers or remedies provided by law and may be exercised from time to time and as often as the Bank may deem expedient.

18.6.	A person who is not a party to this Debenture has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Debenture but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.7.	This Debenture may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when executed and delivered shall be an original and which together shall have the same effect as if each party had signed the same document.

19.	Communications

19.1.	Every notice demand or other communication under this Debenture shall be in writing and may be delivered personally or by letter or facsimile transmission dispatched as follows:
(a)	if to the Bank to:

Address:	Silicon Valley Bank
275 Grove Street
Suite 2-200
Newton, Massachusetts 02466, U.S.A
Fax No.	(001) (617) 527-0177
For the Attention of:	Christopher Leary

(b)	if to the Chargor:

Address:	c/o Global Telecom & Technology, Inc
8484 Westpark Drive, Suite 720
McLean, Virginia 22102, U.S.A
Fax No.	(001) (703) 442-5595
For the Attention of:	Chief Financial Officer
or such other address or facsimile number as may be notified in accordance with this clause by the relevant party to the other party for such purpose.

19.2.	Every notice demand or other communication shall be deemed to have been received (if sent by post) 24 hours after being posted first class postage prepaid (if posted from and to an address within the United Kingdom) or 5 working days after being posted prepaid airmail (if posted from or to an address outside the United Kingdom) and (if delivered personally or by facsimile transmission) at the time of delivery or dispatch if during normal business hours on a working day in the place of intended receipt and otherwise at the opening of business in that place on the next succeeding such working day.

19.3.	The Bank and any Receiver may but shall not be obliged to rely upon and act in accordance with any communication which may be or purport to be given by telephone or facsimile transmission on behalf of the Chargor by any person notified to the Bank by the Chargor as being authorised to give such communication without enquiry as to the authority and identity of the person making or purporting to make such communication. The Chargor shall indemnify and keep the Bank or any Receiver indemnified on a full indemnity basis against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by the Bank as a result of relying upon or acting in accordance with any such communication.

19.4.	All notices, demands or other communications under or in connection with this Debenture shall be in English.

20.	Governing Law and Jurisdiction

20.1.	This Debenture and all disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

20.2.	The parties to this Debenture irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Debenture or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause 20 shall limit the right of the Bank to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.
21.	Certificate

The Chargor certifies that neither its entry into the Loan and Security Agreement nor its entry into this Debenture contravenes its Memorandum and Articles of Association or any regulations, restrictions, conditions or stipulations affecting the charged property and that both the Loan and Security Agreement and this Debenture have been executed in accordance with such constitutional documents and other factors.

22.	Land Registry Restriction

Insofar as the title to any leasehold or freehold property comprised in the property charged under this Debenture is registered, the Chargor hereby applies to the Registrar for a restriction in the following terms to be entered on the register:

“Except under an Order of the Registrar no disposition of the registered estate by the proprietor of the registered estate (other than by a prior charge) is to be registered without a written consent signed by Silicon Valley Bank or by its solicitors, [ ] of [ ].”
IN WITNESS WHEREOF this Debenture has been duly executed and delivered as a Deed on the date written at the beginning of this Deed.

EXECUTED AND DELIVERED	)
as a DEED by	)
GTT-EMEA LTD.	)
acting by Richard D Calder Jr	)
a director in the presence of:-		/s/ Richard D. Calder Jr.
Director

Witness’ signature	/s/ Cynthia K. Frame
Name	Cynthia K. Frame
Address	14409 Filly Court
Centreville, VA 20120
Occupation	Executive Assistant

EXECUTED AND DELIVERED as a DEED	)
on behalf of SILICON VALLEY BANK	)
a company incorporated in	)
the State of California, U.S.A.	)
by	)	/s/ Christopher Leary
being a person who, in accordance	)	Christopher Leary
with the laws of that territory, is acting	)	Vice President
under the authority of the company	)